UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

XOS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39598	98-1550505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 Tyburn Street Los Angeles, California	90065
(Address of principal executive offices)	(Zip Code)
(818) 316-1890
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	XOS	Nasdaq Capital Market
Warrants, every thirty warrants exercisable for one share of Common Stock at an exercise price of $345.00 per share	XOSWW	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On August 18, 2025, the board of directors (the "Board") of Xos, Inc. (the "Company") increased the number of directors constituting the whole Board from eight to nine directors, and elected John F. Smith as a Class I director, to serve until the Company's 2028 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. At the same time, the Board appointed Mr. Smith to its Audit Committee.

Mr. Smith has been Principal of Eagle Advisors LLC, a strategy development and performance improvement consultancy since 2011. Mr. Smith has previously served on the board of directors of: TI Fluid Systems plc (LON:TIFS) from 2017 to 2025; American Axle & Manufacturing (NYSE:AXL), from 2011 to 2025; Covisint Corp (Nasdaq:COVS), where he was Chairman from 2016 until its sale in 2017; and CEVA Logistics (SIX:CEVAL) from 2013 until it was taken private in 2019. In 2010, Mr. Smith retired as Group Vice President of General Motors, Corporate Planning and Alliances, after over forty-two years with GM.

As a member of the Board and Audit Committee, Mr. Smith will be compensated in accordance with the Company’s standard compensation policies and practices for its non-employee directors, which are described in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on May 12, 2025.

No family relationships exist between Mr. Smith and any of the Company’s other directors or executive officers. There are no arrangements or understandings pursuant to which Mr. Smith was elected as a director, and there are no related party transactions between the Company and Mr. Smith reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Smith's election to the Board, the Company and Mr. Smith entered into an Indemnification Agreement, dated as of August 18, 2025 on substantially the same terms as the agreements previously entered between the Company and each of its other directors. The form of indemnification agreement entered into between the Company and each of its directors is filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 26, 2021, and is incorporated herein by reference. The Indemnification Agreement provides customary indemnification protections to the indemnitees, including indemnification against all expenses, judgments, fines and amounts paid in settlement and advancement of expenses (subject to customary limitations).

Item 7.01. Regulation FD Disclosure.

On August 22, 2025, the Company issued a press release announcing Mr. Smith's election to the Board. A copy of the press release is attached hereto as Exhibit 99.1, which shall be furnished and not deemed to be filed for purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Form of Indemnification Agreement, by and between Xos and its directors and officers (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed with the SEC on August 26, 2021)

99.1	Press Release, dated August 22, 2025
104	iXBRL language is updated in the Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2025

XOS, INC.

By:	/s/ Liana Pogosyan
Liana Pogosyan
Chief Financial Officer